Exhibit 99.1


                      Certificate Pursuant to Section 1350
                  of Chapter 63 of Title 18 United States Code
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         The undersigned officers hereby certify, as to the Quarterly Report on
Form 10-Q of Exelon Corporation for the quarterly period ended June 30, 2002, that (i) the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Exelon Corporation and its subsidiaries.



Date:  August 6, 2002          /s/ John W. Rowe
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                               John W. Rowe
                               Chairman and Chief Executive Officer
                               Exelon Corporation


Date:  August 2, 2002          /s/ Ruth Ann M. Gillis
                               --------------------------------
                               Ruth Ann M. Gillis
                               Senior Vice President and Chief Financial Officer
                               Exelon Corporation